Exhibit 5(b)


                            THELEN REID & PRIEST LLP
NEW YORK                        ATTORNEYS AT LAW
SAN FRANCISCO                 40 WEST 57TH STREET
WASHINGTON, D.C.            NEW YORK, N.Y. 10019-4097
LOS ANGELES           TEL (212) 603-2000 FAX (212) 603-2001
SILICON VALLEY                www. thelenreid.com
MORRISTOWN, N.J.

                                             June 12, 2001


TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Reference is made to the Registration Statement (Registration Statement) on Form S-3 to be filed by TXU Corp. (Company) on or about the date hereof, with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Securities Act), for the registration of one or more new series of the Company's debt securities (Debt Securities) in an aggregate principal amount of $125,000,000. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

          a. The Board of Directors of the Company or a duly authorized committee thereof, shall have authorized the issuance and sale of the Debt Securities;

          b. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

          c. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to establish the terms of such


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Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham Forsythe Wooldridge LLP of Dallas, Texas.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name as counsel in the combined Prospectus which is a part of Registration Statements Nos. 333-49434, 333-49434-01 and 333-49434-02 and is incorporated by reference in the Registration Statement.

                                        Very truly yours,

                                        /s/ THELEN REID & PRIEST LLP

                                        THELEN REID & PRIEST LLP


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